UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 12, 2006, Apollo Gold Corporation (“Apollo”) issued a press release reporting its financial results for the three months ended March 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On May 12, 2006, Apollo announced that all operations at its Montana Tunnels mine have ceased and that the mine has been placed on care and maintenance effective May 12, 2006. As previously announced, Apollo had ceased mining activity in the open pit in October 2005 due to pit wall instability. Since that time and until May 12, 2006, the mill at Montana Tunnels had been producing lead-gold and zinc gold concentrates from low grade ore stockpiles. As a result of placing the mine on care and maintenance, 75 employees at the mine were terminated during the week ended May 12, 2006 and the mine is now being staffed by essential personnel only.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d)     Exhibits

Exhibit No.	Description
99.1	Press release of Apollo Gold Corporation dated May 12, 2006, reporting financial results for the three months ended March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006

APOLLO GOLD CORPORATION

By:	/s/ MELVYN WILLIAMS
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development